UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2005
STARBUCKS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
incorporation)
2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)
(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Starbucks Corporation insider trading policy, James L. Donald, the Company’s president and chief executive officer, entered into a selling plan on November 21, 2005. Under the selling plan, Mr. Donald will sell 150,000 shares of the Company’s common stock on January 3, 2006 so long as the market price of the common stock is higher than a minimum threshold price specified in the plan. The number of shares subject to the selling plan represents less than 5% of Mr. Donald’s total Company stock holdings, including vested and unvested stock option shares, as of November 17, 2005.
     Rule 10b5-1 permits an insider to implement a written prearranged trading plan entered into at a time when the insider is not aware of any material nonpublic information about the Company and allows the insider to trade on a one-time or regularly scheduled basis regardless of any material nonpublic information about the Company thereafter received by the insider.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: November 28, 2005	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer